UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 15, 2015 (May 15, 2015)

ATLANTIC AMERICAN CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	0-3722	58-1027114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

4370 Peachtree Road, N.E., Atlanta, Georgia	30319
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 266-5500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2015, in connection with amending the Atlantic American Corporation (the “Company”) Restated Bylaws (as amended, the “Bylaws”) described below, the Company is announcing that each of William H. Whaley, Samuel E. Hudgins and Edward E. Elson, members of the Board of Directors of the Company (the “Board”) will be retiring from the Board upon the completion of their current term of service at the Company’s 2015 annual meeting of stockholders (the “2015 Annual Meeting”).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2015, the Board amended Section 3.1 of the Bylaws to provide that any director who is an Independent Director (under Nasdaq Rules) and not a member of the family of the controlling shareholder of the Company shall offer to resign from the Board upon reaching age 72 and not be eligible to stand for reelection to the Board following such individual having reached age 72, absent a waiver from such requirement, which waiver may only be granted by affirmative vote of the majority of the members of the Board, not including the affected member (the “Amendment”).

Item 7.01	Regulation FD Disclosure.

In connection with the Amendment and the Company’s controlling shareholder’s proposed director nominees for election at the 2015 Annual Meeting, the controlling shareholder delivered a letter to the Board.  A copy of that letter is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

Also in connection with the approval of the Amendment, and in order to help assure an orderly transition of the Board, the Board granted a one-year waiver from the foregoing requirement to Dom H. Wyant, a member of the Audit and Stock Option and Compensation Committees of the Board.  Mr. Wyant is therefore eligible to serve as a member of the Board until the Company’s 2016 annual meeting of stockholders.

Also on May 15, 2015, the Board established the close of business on May 26, 2015 as the record date for shareholders who will be entitled to vote at the 2015 Annual Meeting.  The 2015 Annual Meeting will be held at the principal executive offices of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319 at 9:00 A.M., Eastern Time, on June 26, 2015.  As a controlled company under the Nasdaq Rules, the Board considered and has nominated the following nominees for election at the 2015 Annual Meeting as proposed by the controlling shareholder: Hilton H. Howell, Jr., the Chairman, President and Chief Executive Officer of the Company, Robin R. Howell, Harriett J. Robinson, Joseph M. Scheerer, Scott G. Thompson and Dom H. Wyant, each of whom are currently directors of the Company, and Mr. Keehln Wheeler, age 54, who serves as the president and chief executive officer of MaxMedia, a digital marketing and branding company based in Atlanta, Georgia.  Additional information relating to the 2015 Annual Meeting, including detailed biographical information about each of the nominees for director, and information relating to the other matters to be voted on, will be included in the Company’s proxy statement relating to such meeting, which the Company expects to file with the Securities and Exchange Commission and deliver to shareholders of record on the record date, as promptly as practicable.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

Number	Name
99.1	Letter to the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC AMERICAN CORPORATION

By:	/s/ Hilton H. Howell, Jr.
Hilton H. Howell, Jr.
President and Chief Executive Officer

Date:  May 15, 2015

EXHIBIT INDEX

Number	Name
99.1	Letter to the Board of Directors